INDEX TO FINANCIAL STATEMENTS

Financial Statements of SVI Hotel Corporation

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of
Oxford Media, Inc.:

We have audited the accompanying balance sheet of SVI Hotel Corporation (the “Company”) as of December 31, 2005, and the related statements of operations, owners’ deficit and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SVI Hotel Corporation as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company has incurred losses from operations. At December 31, 2005, the Company has a working capital and owners’ deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2 of the financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McKennon, Wilson & Morgan LLP

Irvine, California
November 13, 2006

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)

BALANCE SHEETS
June 30, 2006 and December 31, 2005

	June 30, 2006	December 31, 2005
ASSETS	(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$-	$-
Accounts receivable, net of allowance for doubtful accounts of $155,581 and $116,876, respectively	465,217	449,465
Prepaid expenses and other assets	114,471	119,598
Inventory	322,880	81,808

Total current assets	902,568	650,871

Property and equipment, net	3,344,419	3,852,418

TOTAL ASSETS	$4,246,987	$4,503,289

LIABILITIES AND STOCKHOLDERS' / OWNERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,288,957	$1,119,272
Accrued payroll and miscellaneous taxes	170,245	203,740
Accrued liabilities	45,167	166,947
Deferred revenue	169,787	38,116

Total current liabilities	1,674,156	1,528,075

LONG-TERM LIABILITIES (NOTE 7)
Accrued interest payable to stockholders	12,732,374	11,205,202
Accrued interest to bank	35,185	30,806
Notes payable to stockholders	36,791,372	36,791,372
Long-term bank debt	3,000,000	3,000,000

Total long-term liabilities	52,558,931	51,027,380

Total liabilities	54,233,087	52,555,455

STOCKHOLDERS' / OWNERS’ DEFICIT (NOTE 7)
Common stock, $0.01 par value, 10,000 authorized; 1,000 shares issued and outstanding	10	-
Stockholders' / Owners’ deficit	(49,986,110)	(48,052,166)
Total Stockholders' / Owners’ deficit	(49,986,100)	(48,052,166)

TOTAL LIABILITIES AND STOCKHOLDERS' / OWNERS’ DEFICIT	$4,246,987	$4,503,289

See the accompanying notes to financial statements.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)

STATEMENTS OF OPERATIONS
The Six Months Ended June 30, 2006 and 2005,
and the Years Ended December 31, 2005 and 2004

	June 30,		December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
REVENUES
Guest entertainment	$5,310,780	$6,097,898	$12,079,119	$13,143,130
Other	952,483	582,968	1,216,570	1,573,647

Total revenues	6,263,263	6,680,866	13,295,689	14,716,777

COST OF REVENUES
Guest entertainment	1,260,402	1,592,671	3,259,363	3,527,947
Other	257,928	164,756	332,829	397,310

Total direct costs	1,518,330	1,757,427	3,592,192	3,925,257

Gross profit	4,744,933	4,923,439	9,703,497	10,791,520

OPERATING EXPENSES
Operations	2,624,530	2,888,274	5,653,447	5,877,497
Selling and marketing	476,455	477,014	969,181	923,184
General and administrative	819,581	1,108,857	2,283,516	2,229,697
Depreciation and amortization	881,988	1,042,064	1,938,111	2,065,534

Total operating expenses	4,802,554	5,516,209	10,844,255	11,095,912

Operating loss	(57,621)	(592,770)	(1,140,758)	(304,392)

OTHER INCOME (EXPENSE)
Interest expense	(1,627,887)	(1,226,255)	(2,685,755)	(1,829,098)
Interest income	56	545	518	1,296
Loss on disposition of assets	(180)	(52,856)	(149,184)	(53,903)

NET LOSS	$(1,685,632)	$(1,871,336)	$(3,975,179)	$(2,186,097)

See the accompanying notes to financial statements.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)

STATEMENTS OF STOCKHOLDERS' / OWNERS’ DEFICIT
The Six Months Ended June 30, 2006 and
the Years Ended December 31, 2005 and 2004

	Common Stock		Stockholders' / Owners’
	Shares	Amount	Deficit	Total

Balances at January 1, 2004	-	$-	$(42,006,433)	$(42,006,433)

Capital contributions	-	-	306,167	306,167
Net loss	-	-	(2,186,097)	(2,186,097)

Balances at December 31, 2004	-	-	(43,886,363)	(43,886,363)

Capital distributions	-	-	(190,624)	(190,624)
Net loss	-	-	(3,975,179)	(3,975,179)

Balances at December 31, 2005	-	-	(48,052,166)	(48,052,166)

Capital distributions	-	-	(249,302)	(249,302)
Net loss	-	-	(1,685,632)	(1,685,632)
Transfer of hospitality division assets to SVI Hotel Corporation and issuance of common stock	1,000	10	990	1,000

Balances at June 30, 2006 (unaudited)	1,000	$10	$(49,986,110)	$(49,986,100)

See the accompanying notes to financial statements.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
STATEMENTS OF CASH FLOWS
The Six Months Ended June 30, 2006 and 2005
and the Years Ended December 31, 2005 and 2004

	Six months ended June 30,		Years ended December 31,
	2006	2005	2005	2004
Cash flows from operating activities:	(unaudited)	(unaudited)
Net loss	$(1,685,632)	$(1,871,336)	$(3,975,179)	$(2,186,097)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts and recoveries	38,705	(2,827)	84,037	14,675
Depreciation and amortization expense	881,988	1,042,064	1,938,111	2,065,534
Loss on disposition of assets	180	52,856	149,184	53,903
Changes in operating assets and liabilities:
Accounts receivable	(54,457)	128,310	(80,680)	19,585
Prepaids and other assets	5,127	3,813	(11,965)	(12,333)
Inventory	(241,072)	44,403	70,122	46,962
Accounts payable	169,685	60,346	614,417	(64,228)
Accrued payroll and taxes	(33,495)	142,702	24,702	(112,563)
Accrued liabilities	(121,780)	(71,124)	(34,433)	(155,415)
Deferred revenue	131,671	33,766	13,288	24,828
Accrued interest on notes payable	1,531,551	944,949	1,974,279	1,220,209
Net cash provided by operating activities	622,471	507,922	765,883	915,060

Cash flows from investing activities:
Purchases of property and equipment	(374,765)	(613,885)	(1,105,950)	(1,778,082)
Proceeds from disposition of property and equipment	596	36,684	55,691	106,855
Net cash used in investing activities	(374,169)	(577,201)	(1,050,259)	(1,671,227)

Cash flows from financing activities:
Net capital contributions (distributions)	(249,302)	(55,721)	(190,624)	306,167
Issuance of common stock to parent	1,000	-	-	-
Borrowings from issuance of notes payable to bank	-	250,000	600,000	1,075,000
Repayments on notes payable to bank	-	(125,000)	(125,000)	(625,000)
Borrowings from issuance of notes payable to stockholders	-	100,000	100,000	150,000
Repayments on notes payable to stockholders	-	(100,000)	(100,000)	(150,000)
Net cash provided by (used in) financing activities	(248,302)	69,279	284,376	756,167

Net change in cash	-	-	-	-

Cash, beginning of period	-	-	-	-

Cash, end of period	$-	$-	$-	$-

Supplemental disclosures for cash flow information:

Cash paid during the periods for:
Interest	$96,336	$281,227	$711,477	$608,889

Non cash financing activities:
Repayment of bank debt by stockholders	$-	$14,000,000	$14,000,000	$-

See the accompanying notes to financial statements.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

SVI Hotel Corporation (the “Company”), an Illinois corporation, was incorporated on May 31, 2006 as a wholly-owned subsidiary of SVI Systems, Inc. (the “Parent”), an Illinois corporation. Effective June 30, 2006, the assets and related liabilities of the hospitality division of SVI Systems, Inc. were transferred to the Company. On September 1, 2006, effective for assets acquired and liabilities assumed on July 1, 2006, Oxford Media, Inc. (“Oxford”) purchased all of the outstanding shares of the Company (refer to Note 7). These financial statements, and related notes, are presented to reflect all significant assets and liabilities, as well as the results of operations, of the hospitality division of SVI Systems, Inc. Management did not carve-out the historical accumulated losses of the hospitality division of SVI Systems, Inc. since its inception because it was not practical to do so. Accordingly, such information is aggregated in “owners’ deficit” in the accompanying financial statements until the hospitality division of SVI Systems, Inc. was transferred to the Company on June 30, 2006.

The Company has several products and services available for the hospitality industry.

•
Instant Entertainment is an electronic delivery system that allows a guest to start a movie on-demand and pay for that movie by utilizing a credit card swiper connected to the room telephone or by cash at the front desk. The hotels/motels earn commissions based on the property’s net collected movie revenues, excluding any applicable taxes and fees, multiplied by the commission percentage as stated in their individual contract.

•
Super Video Cinema is a video player and tape-based system supplied to the hotel/motel, which then rents the equipment to their customers and remits gross proceeds, net of applicable taxes, fees and earned commissions, to the Company.

•
DirecTV/DSS, the leading digital TV service in the residential market, is also available to hotels. As a licensed dealer of DirecTV, SVI can install digital quality programming by DirecTV on a per channel cost basis. DirecTV programming provides more choices and flexibility with access to great movies, sports, news, and family entertainment channels.

•
Internet by SVI, an always-on high-speed Internet solution, is the hotel’s first choice when it comes to an Internet amenity. SVI provides all the hardware and software necessary to allow hotel guests to plug into a wireless (or wired) network using their laptop computers. With Internet by SVI, the hotel receives installation and maintenance services by full-time SVI employees stationed throughout the U.S.

•
Security by SVI, offers a full array of surveillance products, including high-resolution cameras, digital video recorders and the capability of remote viewing and management through a high-speed internet connection.

The Company has developed several strategic partnerships in an effort to provide additional revenue streams and value added products for the hospitality industry utilizing the Company’s integrated support network.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Condition

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company incurred net losses of $1,685,632 for the six months ended June 30, 2006, and net losses of $3,975,179 and $2,186,097 for the years ended December 31, 2005 and 2004, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to generate future cash flows. Due to the acquisition on September 1, 2006, the new management team will be responsible for generating future cash flows.

The new management team plans on raising additional capital for operations through either debt or equity raises. Management is currently engaged in discussions with an investment banking firm to raise approximately $2.0 million. Management expects to receive the funds during the 4th quarter. There is no assurance that the proceeds from future financings will be sufficient to generate required cash flows.

Interim Financial Statements

The interim financial statements are unaudited. In the opinion of management, all adjustments have been made, consisting of normal recurring items, that are necessary to present fairly the Company’s financial position as of June 30, 2006 as well as the results of operations for the six months ended June 30, 2006 and 2005 in accordance with accounting principles generally accepted in the United States of America. The results of operations for any interim period are not necessarily indicative of the results for the entire year. These interim financial statements should be read in conjunction with the financial statements and related notes thereto as part of the years under audit.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about certain matters and items. These estimates and assumptions affect the reported amounts of assets, liabilities, revenue, expenses and disclosure of contingent liabilities. The ultimate outcome of the matters and items may be different from the estimates and assumptions. At June 30, 2006 and December 31, 2005, significant estimates relate to the allowance for doubtful accounts, inventory obsolescence and the self-funded insurance obligation.

Fair Value of Financial Instruments

Carrying amounts of accounts receivable, accounts payable, and accrued liabilities at June 30, 2006 and December 31, 2005 approximate their fair values because of the short maturity of these financial instruments. LIBOR Note III, as well as notes payable to stockholders and investors, are at variable interest rates tied to market rates and, accordingly, the Company considers fair value to approximate the carrying value at December 31, 2005.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

Revenue is recognized from various sources as follows:

•
Instant Entertainment Video-on-Demand. The primary source of revenue is from providing in-room movie entertainment to the lodging industry, which the hotel guest typically purchases on an on-demand, pay-per-view basis. Persuasive evidence of a purchase exists through a guest buy transaction recorded on our system. Revenue is recognized from the sale of this service in the period in which the related transactions are retrieved and processed. Any refunds relating to the sale are reflected net of revenue recognized. No future performance obligations exist with respect to this service once they have been provided to the hotel guest. The price related to this product or service is fixed or determinable prior to the delivery of the product or service.

•
Super Video Cinema. Original in-room movie entertainment option, which the hotel guest would rent required equipment from hotel. Hotel is responsible for remitting appropriate sales transactions to the Company on a monthly basis. Since the Company is dependent on the information provided from the hotel, which is often on a lagged basis, the Company estimates appropriate revenue from this service based on historical and other operating factors. Adjustments of actual versus estimates are recorded on a quarterly basis.

•
Free-to-Guest Services. Revenue is generated from the sale of equipment allowing the individual hotel to receive DirecTV free-to-guest programming. Revenue is recognized in the period in which such equipment is installed and collection is reasonably assured. The hotelier contracts directly with DirecTV for the related programming services and the Company receives a residual commission related to such programming services. Revenue from the residual commission is recognized in the period in which such commission payments are received.

•
High Speed Internet Access System Sales. High-speed Internet access is provided through the sale and installation of equipment. Revenue from the sale and installation of this equipment is recognized when the equipment is installed. The delivery and installation of the equipment is concurrent. In addition, this equipment has stand-alone value to the customer. The software used within these systems is not proprietary to the Company and can be supplied by other vendors unrelated to the Company.

•
High Speed Internet Access Service and Support. The Company provides ongoing maintenance, service and call center support services to hotel properties that have been installed by the Company and also to hotel properties that have been installed by other providers. Monthly service fees are received from such hotel properties and are recognized ratably over the term of the contract. The prices for these services are fixed and determinable prior to delivery of the service.

•
Other. Revenue is also generated from the sale of miscellaneous system equipment such as television remote controls, and service parts and labor. Revenue is recognized when the equipment is delivered or service has been performed.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Inventory

Inventory is stated at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis. Inventory consists of products sold to the Hotel, including free-to-guest, high-speed internet, surveillance and other equipment.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company capitalizes certain payroll, payroll related and travel costs related to the assembly and installation of new Instant Entertainment systems. Upon closing or de-installation of an Instant Entertainment account, the respective cost and accumulated depreciation of capitalized overhead is written off with book value being charged to depreciation expense. Repairs and maintenance costs, which do not significantly extend the useful lives of the respective assets, are charged to operations as incurred. For financial reporting purposes, depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. The Company attributes no salvage value to any equipment. Construction in progress is stated at cost and consists primarily of components, which are used in the manufacturing and assembly of certain items of Instant Entertainment equipment.

Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS 144 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in SFAS 144 as being held for disposal by sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

Self-Funded Insurance Reserves

Prior to December 1, 2005, the Company was significantly self-insured for employee health insurance claims. As such, the Company’s insurance expense was largely dependent on claims experience and the Company’s ability to control its claims experience. The Company has consistently accrued the estimated liability for employee health insurance based on its history of claims experience and time lag between the incident date and the date the cost is paid by the Company. At December 31, 2005, management estimated this liability at $92,475 which is included in accrued liabilities, based on subsequent payments made on claims and claims experience. As of June 30, 2006, the Company believes they do not have any additional obligations under the self funded plan. The Company maintained stop loss coverage with a third party insurer to limit its total exposure. The Company recorded reimbursements from the stop loss insurer as receivables. As of December 31, 2005, the Company had a receivable of $83,407 from the stop loss insurer. However, collectibility of this reimbursement was not probable and the amount was fully reserved at December 31, 2005.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company has elected and qualifies to be taxed under Subchapter S of the Internal Revenue Code. Pursuant to this election, the Company’s results of operations are reported for income tax purposes by the individual stockholders and no income tax provision or benefit is reflected in the accompanying statements of operations.

Risks and Uncertainties, Concentration of Credit Risks and Customer Data

The Company’s operating performance and outlook are strongly influenced by such factors as overall occupancy levels, the number of lodging rooms equipped with the Company’s movie systems, customer buy rates, economic conditions in the hospitality industry, ability to renew existing customer contracts, ongoing technological change, and other competitive factors.

The Company has derived a majority of its revenue from the hospitality industry. The Company has a contract with an entity that owns and/or manages several hotel properties that utilize the Instant Entertainment system. Effective January 1, 2003, the Company signed an exclusive agreement with this entity that is effective until June 30, 2008. In exchange for the right to install the Company’s products in all of the entity’s current and future existing properties, the Company has agreed to a new commission structure and the development of system enhancements to benefit the entity and the Company. Collectively, these hotels and their guests accounted for approximately 17 percent of Instant Entertainment revenue for the years ended December 31, 2005 and 2004, and 17 percent of Instant Entertainment revenue for the six months ended June 30, 2006 and 2005.

Allowance for Doubtful Accounts

Historically, a small percentage of the Company’s batch processed credit card transactions do not receive initial authorization. Through subsequent submissions, a majority of the initially pending transactions are collected; however, some never receive authorization and are ultimately written off. Accordingly, the Company reserves these transactions in the allowance for doubtful accounts and recognizes as bad debt expense, a historically uncollectible amount for unauthorized transactions. Subsequent adjustments to the allowance and bad debt accounts are, if needed, recorded in the period in which the Company elects to write-off the unauthorized transactions.

In addition to the above, the Company also estimates an allowance for doubtful accounts for non-credit card receivables after considering several factors, including: historical experience, aging of the accounts receivable, bad debt recoveries, and related contract terms, if applicable.

Allowance for System Removal

Properties are de-installed through the course of normal operations due to a number of factors, including: poor revenue performance, hotel bankruptcy or change in ownership, collection issues, and change in service provider. Properties scheduled for de-installation are regularly evaluated and a provision for estimated system-removal costs is recorded at the time the de-installation decision is made. The costs incurred as a result of de-installation include the labor to de-install the system as well as unamortized installation costs. Over the last five years, de-installation activity has averaged approximately 6 percent to 8 percent of the installed account base.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Product Warranties

The Company provides limited warranties on products it resells to the customer. Generally these products are sold in connection with free-to-guest and high speed internet services provided by the Company. In certain instances, the customer may purchase an extended warranty package for an established fee. In these situations, the Company recognizes revenue over the term of the extended warranty contract. To date, the Company’s warranty obligations have not been significant.

NOTE 3 - PROPERTY AND EQUIPMENT

Components of property and equipment and the related accumulated depreciation are as follows at June 30, 2006 and December 31, 2005:

	June 30, 2006	December 31, 2005
	(unaudited)

Instant Entertainment equipment	$34,650,265	$34,953,828
Super Video Cinema equipment	552,737	636,189
Installation overhead absorbed	5,244,309	5,307,657
Furniture and fixtures	1,833,346	1,807,706
Vehicles	1,126,460	1,238,279
Leasehold improvements	1,317,411	1,314,782
Construction in progress	130,538	109,174

	44,855,066	45,367,615

Less accumulated depreciation	(41,510,647)	(41,515,197)

Property and equipment, net	$3,344,419	$3,852,418

Property and equipment are depreciated over their estimated useful lives using the straight-line method as follows:

Instant Entertainment equipment	Five years
Super Video Cinema equipment	Two to five years
Installation overhead absorbed	Five years
Furniture and fixtures	Five to seven years
Vehicles	Three years
Leasehold improvements	Term of the lease or life of the asset, whichever is shorter

For the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, depreciation expense totaled $881,988, $1,042,064, $1,938,111 and $2,065,534, respectively.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INDEBTEDNESS

Long-term debt at June 30, 2006 and December 31, 2005 consists of:

	June 30, 2006	December 31, 2005
	(unaudited)
LIBOR Note (Note III), at specified LIBOR rate(s) plus 2.00 percent (weighted average of 7.11 and 6.22 percent at June 30, 2006 and December 31, 2005, respectively), or prime based upon the Company’s election. The prime rate was 8.25 and 7.25 percent at June 30, 2006 and December 31, 2005, respectively. The Company was under the LIBOR rate at June 30, 2006 and December 31, 2005; interest payable at end of specified contract period not to exceed three months.	3,000,000	3,000,000

Less current maturities	-	-

	$3,000,000	$3,000,000

In August 2001, the Parent and the bank entered into the “Amended and Restated Loan and Security Agreement” (Amended and Restated Loan). The Amended and Restated Loan replaced the previously effective “Fifth Loan Modification Agreement” in the amount of $17,000,000. The Amended and Restated Loan had a maturity date of August 22, 2002. Reaffirmations of personal guarantees and pledge agreements were required. The Amended and Restated Loan is comprised of two revolving notes. “Revolving Note I” (Note I) encompasses a principal sum of up to $10,000,000 with interest based on the LIBOR rate for each given LIBOR portion plus a basis point rate of 1.25 percent. “Revolving Note II” (Note II) encompasses a principal sum of up to $7,000,000 with interest based on the LIBOR rate for each given LIBOR portion plus a basis point rate of 1.75 percent.

In November 2003, the Company and the bank entered into the “Fourth Amendment To Amended and Restated Loan and Security Agreement” (“Fourth Amendment”). The Fourth Amendment extended the maturity date to December 31, 2004. It also provided for the bank to make advances to the Company on a revolving credit basis up to the sum of $6,700,000 (the “Revolving Loan II) not to exceed a maximum aggregate amount outstanding at any time of the Maximum Revolving II Facility. The Fourth Amendment adjusted the applicable LIBOR margin to 1.50 percent on Note I and 2.00 percent on Note II. It also requires the reduction of the maximum Note II amount by $175,000 quarterly beginning July 1, 2004. Reaffirmations of personal guarantees and pledge agreements were required. The maturity date of the loan was extended to February 15, 2005.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

On February 15, 2005, a second replacement revolving loan was entered into (Note III). Under the terms of this agreement, the two principal stockholders were required to make principal payments to the bank in sum of $14,000,000 on behalf of the Company. The maximum amount available under the revolving credit agreement is as follows for the periods noted:

Maximum Amount Available	Time Period

$ 3,000,000	April 22, 2005 - February 14, 2006
$ 2,500,000	February 15, 2006 - February 14, 2007
$ 2,000,000	February 15, 2007 - February 15, 2008

The second replacement revolving loan is secured by all of the Company’s assets and personal guarantees of the three principal stockholders.

The second replacement revolving loan contains a covenant pertaining to fixed charge coverage. At December 31, 2005, the Company was in breach of the fixed charge coverage covenant. Under the terms of the loan, the bank may call the loan if the Company is in violation of any restrictive covenant. The bank waived the covenant as of December 31, 2005, but not for any future periods.

On February 15, 2006, a third replacement revolving loan was entered into. The revolving loan is secured by a first lien on substantially all corporate assets and an unlimited personal guarantee of three principal stockholders. The Company is limited to a total of five LIBOR borrowings outstanding at any one time. The fixed charge coverage covenant was also modified. The maximum amount available under the third replacement revolving loan is as follows for the periods noted:

Maximum Amount Available	Time Period

$ 3,000,000	February 15, 2006 - September 29, 2006
$ 2,940,000	September 30, 2006 - December 30, 2006
$ 2,880,000	December 31, 2006 - March 30, 2007
$ 2,810,000	March 31, 2007 - June 29, 2007
$ 2,710,000	June 30, 2007 - September 29, 2007
$ 2,610,000	September 30, 2007 - December 30, 2007
$ 2,550,000	December 31, 2007 - February 15, 2008

The maximum amount available is also reduced by 50 percent of net excess cash flow, as defined in the loan agreement, on January 31, 2007, July 31, 2007, and January 31, 2008.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

In addition to the aforementioned bank debt, the Company had notes payable to stockholders at June 30, 2006 and December 31, 2005 as follows:

	June 30, 2006	December 31, 2005
	(unaudited)
Note due on demand; interest payable quarterly at bank base rate plus 1.255 percent (9.505 and 8.505 percent at June 30, 2006 and December 31, 2005, respectively); subordinated to LIBOR Note III.	$12,760,519	$12,760,519

Note due on demand; interest payable quarterly at bank base rate plus 1.338 percent (9.588 and 8.588 percent at June 30, 2006 and December 31, 2005, respectively); subordinated to LIBOR Note III.	9,030,853	9,030,853

Note due on demand; interest payable quarterly at bank base rate plus 1.50 percent (9.75 and 8.75 percent at June 30, 2006 and December 31, 2005, respectively); subordinated to LIBOR Note III.	1,000,000	1,000,000

Note due on demand; interest payable monthly at bank base rate (8.25 and 7.25 percent at June 30, 2006 and December 31, 2005, respectively); subordinated to LIBOR Note III.	7,000,000	7,000,000

Note due on demand; interest payable monthly at bank base rate less 0.43 percent (7.82 and 6.82 percent at June 30, 2006 and December 31, 2005); subordinated to LIBOR Note III.	7,000,000	7,000,000

	$36,791,372	$36,791,372

During 2005, the Company borrowed $100,000 for operating purposes from one of the principal stockholders. The principal and accrued interest of $688 on this borrowing was repaid in April 2005.

During 2004, the Company borrowed $150,000 for operating purposes from one of the principal stockholders. The principal and accrued interest of $497 on this borrowing was repaid in February 2004.

All the outstanding bank debt, shareholder demand notes and related accrued interest have been classified as long term debt on the accompanying balance sheet at June 30, 2006 and December 31, 2005, since these were assumed by the Parent in accordance with the acquisition agreement with Oxford, see Note 7. In connection with the acquisition of the Company, the Parent obtained a release from the all debt holders to extent that the Parent satisfied or assumed the indebtedness. In addition, the $3,000,000 bank debt and accrued interest was paid off with the proceeds received by Parent from the sale of the Company.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - EMPLOYEE BENEFITS

The Company provides a salary reduction 401(k) plan (401(k) Plan) in which all eligible employees may participate. Participating employees may contribute up to 100 percent of their compensation as defined in the 401(k) Plan. In addition, the Company, at the discretion of the Board of Directors, may make a matching contribution. Such contributions are credited to each eligible participant’s account equal to a matching percentage of the salary reduction contribution up to 5 percent of the participant’s eligible compensation, not to exceed an annual aggregate amount. A Company contribution was not approved for the plan years ended December 31, 2005 and 2004. In the event that a Company match is not made, forfeitures are allocated annually based on each eligible employee’s contributions to the total employee contributions. The Company contributions are subject to vesting schedules as specified in the 401(k) Plan. Effective for the plan year beginning January 1, 2002, several changes had been made to the 401(k) Plan as a result of and in accordance with new IRS regulations, including increased contribution levels and catch-up contributions.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases certain facilities under long-term leases. Future minimum annual rentals under the existing noncancelable leases at December 31, 2005 are as follows:

2006	$149,494
2007	149,494
2008	49,831

$348,819

For the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, rent expense totaled $67,272, $67,895, $135,167 and $142,019, respectively.

In connection with the acquisition agreement with Oxford, the Company entered into an agreement with the Parent to lease office space from the Company. The agreement requires the Parent to make monthly payments of $1,326 to the Company. The proceeds received will be used to offset rent expense.

SVI HOTEL CORPORATION
(Formerly the hospitality division of SVI Systems, Inc.)
NOTES TO FINANCIAL STATEMENTS

Legal Proceedings

In November 2002, the SVI Systems, Inc. and MessagePhone, Inc. entered into a Settlement Agreement in relation to an alleged patent infringement lawsuit. The settlement of $500,000 was payable through an initial payment of $150,000 made in July 2003, with 23 equal monthly payments of $15,000 thereafter until the final payment of $5,000 was made in July 2005. As of December 31, 2004, $95,000 of the settlement was payable and included in accrued expenses.

From time to time, the Company is subject to other litigation arising in the course of its business. As of the date hereof, in the opinion of management, the resolution of such other litigation will not have a material adverse effect upon the Company’s business or financial condition.

Studio Contracts

The Company obtains non-exclusive rights to show recently released major motion pictures from motion picture studios pursuant to a master or title-by-title agreement. The royalty rate for each movie is either pre-determined based on the agreement or negotiated on a title-by-title basis. In addition, we obtain independent films which are either non-rated or intended for mature audiences for a one-time fixed fee.

NOTE 7 - SUBSEQUENT EVENTS

On September 1, 2006, SVI Hotel Corporation, a wholly-owned subsidiary of the Company, was acquired in a stock transaction by Oxford Media, Inc. The transaction was retroactive to July 1, 2006. At the time of the acquisition, SVI Hotel Corporation held all the assets and liabilities of SVI Systems, Inc.’s Hospitality Division. Under the acquisition agreement, Oxford assumed current liabilities of the Company to the extent of current assets. The remaining liabilities including remaining accounts payable, bank debt, shareholder notes and accrued interest were assumed by the Healthcare Division of SVI Systems, Inc. within the legal entity of SVI Systems, Inc. (later renamed SVI Healthcare, Inc.).

Under the terms of the acquisition agreement, the shareholders of SVI Hotel Corporation received the following compensation: $5,850,000 in cash; $600,000 in rent and shared services credits; $2,350,000 note bearing interest at prime plus 1.5 percent due July 15, 2008 convertible into shares of Oxford’s common stock at $1.75 per share; 1,600,000 shares of Oxford’s common stock; warrants to purchase 1,375,000 shares of Oxford’s common stock at $1.00 per share; and earn out provision for proceeds of up to $4.0 million based on conversions of SVI Hotel Corporation’s tape VOD systems to digital VOD systems.

Oxford will account for the purchase under SFAS 141 “Business Combinations” whereby the estimated purchase price of approximately $11.4 million will be allocated to the fair value of SVI Hotel Corporation’s assets and liabilities with the excess of the purchase price over the net assets allocated to goodwill. Oxford will include the results of operations and cash flows of SVI Hotel Corporation from the date of acquisition.

See Note 4 for discussion of the LIBOR Note III which was amended on February 15, 2006.

See Note 6 for discussion of sublease agreement entered into with the Parent.